                                                                   EXHIBIT 11(c)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 51 to the registration statement on Form N-1A (the "Registration Statement") of our report dated October 24, 1995, relating to the financial statements and financial highlights of Baird Blue Chip Fund, Inc., which appears in such Statement of Additional Information, and to the incorporation by reference of our report into the Prospectus which constitutes part of this Registration Statement. We also consent to the reference to us under the heading "Financial Highlights" in the Prospectus and to the references to us under the headings "Audit Reports" and "Financial Statements" in such Statement of Additional Information.


/s/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP
Milwaukee, Wisconsin
January 9, 1997



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                     CONSENT OF INDEPENDENT ACCOUNTANTS
                     ----------------------------------


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Post-Effective Amendment No. 51 to the registration statement of AIM Equity Funds, Inc. on Form N-1A of our report dated February 16, 1993, relating to the selected per-share data and ratios of AIM Aggressive Growth Fund appearing in the December 31, 1992 Annual Report to Shareholders of AIM Funds Group (formerly AIM (C)). We also consent to the reference to us under the heading "Financial Highlights" in the Prospectus.


/s/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP

Houston, Texas
January 9, 1997